Exhibit 21.1


                         Unique Casual Restaurants, Inc.
                         Subsidiaries of the Registrant

As of June 29, 1997 the Company had no subsidiaries. However, upon the closing of the Transaction on July 18, 1997, the Company had the following subsidiaries:


Company                                               State of Incorporation
-------                                               ----------------------
Champps Entertainment, Inc.                           Minnesota
Champps Americana, Inc.                               Minnesota
Champps Entertainment of Edison, Inc.                 New Jersey
Champps Entertainment of Texas, Inc.                  Texas
Americana Dining Corp.                                Delaware
Fuddruckers, Inc.                                     Texas
Fuddruckers Europe, Inc.                              Texas
Atlantic Restaurant Ventures, Inc.                    Virginia
ARIV-Rockville Inc.                                   Maryland
ARIV-Pikesville Inc.                                  Maryland
Specialty Concepts, Inc.                              Delaware
The Great Bagel and Coffee Company                    Delaware
French Quarter Coffee Company                         Delaware
Casual Dining Ventures, Inc.                          Delaware
Restaurant Consulting Services, Inc.                  Massachusetts
Pulseback, Inc.                                       Vermont